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                                 EXHIBIT 21.01

                SUBSIDIARIES OF PERSONNEL GROUP OF AMERICA, INC.


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                                           State of
Subsidiary                               Incorporation          Does Business As
----------                               -------------          ----------------
B.C.P., Inc.                                Hawaii              Nursefinders of Hawaii, Inc.

Nursefinders, Inc.                           Texas              Nursefinders

NF Services, Inc.                          New York             Nursefinders

PFI, Inc.                                  Delaware             Nursefinders, through its wholly-owned subsidiary
                                                                Nursefinders

StaffPLUS, Inc.                            Delaware             Abar Staffing, Allegheny Personnel Services,
                                                                Denver Temp, Judith Fox Staffing, FirstWord
                                                                Staffing Services, Profile Temporaries, Staffinders
                                                                Personnel, Temp Connection, TempWorld, West
                                                                Personnel and Word Processing Personnel Services
                                                                (WPPS)

Thomas Staffing Services, Inc.            California            Thomas Staffing

InfoTech Services, Inc.                   North Carolina        InfoStaff (Utah and California), BEST Consulting,
                                                                Computer Resources Group, Command
                                                                Technologies, Energetix and Software Service
                                                                Corporation

Broughton Systems, Inc.                    Virginia             Broughton Systems

Word Processing Professionals              New York             Word Processing Professionals
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